As filed with the Securities and Exchange Commission on March 17, 2000
                                            Registration No.  333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 FORCENERGY INC
             (Exact name of registrant as specified in its charter)


     Delaware                                                 65-0429338
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


     2730 S.W. 3rd Avenue                                     33129-2356
        Suite 800                                             (Zip Code)
      Miami, Florida
(Address of Principal Executive Offices)

                                 FORCENERGY INC
                                 1999 STOCK PLAN
                            (Full title of the plan)

                                 E. Joseph Grady
                            Vice President, Treasurer
                           and Chief Financial Officer
                         2730 S.W. 3rd Avenue, Suite 800
                            Miami, Florida 33129-2356
                     (Name and address of agent for service)

                                 (305) 856-8500
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------


                                    Copy to:

                                  David C. Buck
                             Andrews & Kurth L.L.P.
                          600 Travis Street, Suite 4200
                              Houston, Texas 77002
                                 (713) 220-4301
                              (Fax) (713) 220-4285

                         CALCULATION OF REGISTRATION FEE


==============================================  ================  ================== ================  ================
                                                                                         Proposed
                                                                       Proposed          Maximum
                                                     Amount            Maximum          Aggregate         Amount of
                                                     to be          Offering Price       Offering        Registration
     Title of Securities to be Registered        registered(1)      Per Share (2)       Price (2)            Fee

Common Stock, par value $.01 per share........     3,000,000            $10.00         $30,000,000          $7,920
==============================================  ================  ================== ================  ================

(1) This registration statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to stock splits, stock dividends or similar transactions as provided for in the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under Securities Act of 1933, as amended, based upon the book value of the outstanding shares of Common Stock computed as of March 15, 2000 based on assets and liabilities as of November 30, 1999, the latest practicable date prior to the date of filing this registration statement.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Forcenergy Inc, a Delaware corporation (the "Company"), incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on June 16, 1999, as amended by the Form 10-K/A filed with the Commission on July 21, 1999;

          (b) The Company's Current Report on Form 8-K/A filed with the Commission on February 3, 1999;

          (c)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on March 23, 1999;

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on June 16, 1999;

          (e)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on April 15, 1999;

          (f)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on June 14, 1999;

          (g) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 16, 1999;

          (h) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 15, 1999;

          (i)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on January 25, 2000; and

          (j)  The  Company's   Current  Report  on  Form  8-K  filed  with  the
               Commission on February 15, 2000.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be registered hereby is the Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

         Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of common stockholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of holders of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Indemnification of Directors and Officers. Article XI of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify its present and former directors, officers and persons presently or formerly serving at the request of the Company as directors or officers of other corporations, partnerships, joint ventures, trusts or other enterprises, against liabilities, damages, settlements, and expenses (including attorneys' fees) to the fullest extent permitted by law, as now in effect and as may be amended in the future, and as more particularly set forth in the Company's Bylaws.

         In general, Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officer and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article XI of the Charter further provides that the Company shall have the power to purchase and maintain insurance on behalf of, and enter into indemnification agreements with, any person who is or was a director or officer of the Company, or who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by him arising out of his status as such. Any indemnification agreement may contain provisions intended to protect such person in the event of any actual or threatened change of control of the Company, including provisions requiring the Company to deposit into an irrevocable trust funds sufficient to cover actual or potential obligations of the Company to indemnify or advance expenses (including attorneys' fees) to such person.

         Indemnification of Authorized Representatives in Third Party Proceedings. Article VII, Section 7.01 of the Company's Bylaws provides that the Company shall indemnify any person who was or is an "Authorized Representative" of the Company (defined as a director or officer of the Company, or a person serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which includes the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (meaning any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company) by reason that such person was or is an Authorized
Representative of the Company, against expenses and liabilities (including attorneys' fees) incurred by such person in connection with the third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, with respect to any criminal third party proceeding had no reasonable cause to believe such conduct was unlawful.

         Indemnification of Authorized Representatives in Corporate Proceedings.
Article VII, Section 7.02 of the Company's Bylaws provides that the Company shall indemnify any Authorized Representative who was or is a party or is threatened to be made a party to any "corporate proceeding" (meaning any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person was or is an Authorized Representative of the Company, against expenses incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of the Company, except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was pending shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such Authorized Representative is fairly and reasonably entitled to indemnity.


         Scope of Indemnification Rights and Insurance. The indemnification of Authorized Representatives and advancement of expenses shall not be deemed exclusive of any other rights such indemnitee may be entitled to under any statute, agreement, vote of stockholders or disinterested directors. It shall be the obligation of the Company to indemnify and advance expenses to Authorized Representatives to the full extent permitted by law. The Company shall procure and maintain at its sole expense insurance for the benefit of Authorized Representatives, providing coverage against any and all claims, liabilities, damages or expenses (including attorneys' fees) asserted against or incurred by an authorized representative. The rights of Authorized Representatives under such policy shall be in addition to their rights under the Bylaws or otherwise available by contract or applicable law, and the maintenance of such insurance coverage shall not satisfy or affect the Company's obligations to indemnify Authorized Representatives.

         Indemnification for Past Authorized Representatives. The indemnification and advancement of expenses shall continue to apply to a person who has ceased to be a director or Authorized Representative and shall inure to the benefit of heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

4.1* Amended and Restated Certificate of Incorporation of the Company dated February 15, 2000. (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.2* Amended and Restated Bylaws of the Company dated February 15, 2000. (Filed as Exhibit 3.2 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.3* Specimen Common Stock certificate. (Filed as Exhibit 4.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.4* Forcenergy Inc 1999 Stock Plan (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

23.1     Consent of Andrews & Kurth  L.L.P.  (included  in the opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.2     Consent of PriceWaterhouseCoopers LLP.

23.3     Consent of Netherland, Sewell & Associates, Inc.

23.4     Consent of Collarini Engineering Inc.

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*  Incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendmentshall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 16th day of March, 2000.

                                             FORCENERGY INC


                                             By:/s/ E. Joseph Grady
                                                --------------------------------
                                                      E. Joseph Grady
                                                      Vice President and
                                                      Chief Financial Officer

                                POWER OF ATTORNEY

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Forcenergy Inc hereby constitutes and appoints Stig Wennerstrom and E. Joseph Grady, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.


                    Signature                                       Title                                Date
                    ---------                                       -----                                ----

    /s/ Stig Wennerstrom                                Chairman, President and Chief           March 16, 2000
    ------------------------------------------
               Stig Wennerstrom                               Executive Officer
                                                        (Principal Executive Officer)

                                                            Vice President and
    /s/ E. Joseph Grady                                  Chief Financial Officer               February 25, 2000
    ------------------------------------------          (Principal Financial and
                E. Joseph Grady                             Accounting Officer)


    /s/ Michael F. Bennet                                        Director                       March 16, 2000
    ------------------------------------------
              Michael F. Bennett

                                                                 Director                       March 16, 2000
    ------------------------------------------
               Bruce L. Burnham

    /s/ B. James Ford                                            Director                       March 16, 2000
    ------------------------------------------
                 B. James Ford

    /s/ Clifford F. Hickey                                       Director                       March 16, 2000
    ------------------------------------------
              Clifford P. Hickey

    /s/ Robert Issal                                             Director                       March 16, 2000
----------------------------------------------
                 Robert Issal




                    Signature                                       Title                                Date
                    ---------                                       -----                                ----

    /s/ Stephen A. Kaplan                                        Director                       March 16, 2000
    ------------------------------------------
               Stephen A. Kaplan

    /s/ Gregory P. Pipkin                                        Director                       March 16, 2000
    ------------------------------------------
               Gregory P. Pipkin



                                  EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

4.1* Amended and Restated Certificate of Incorporation of the Company dated February 15, 2000. (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.2* Amended and Restated Bylaws of the Company dated February 15, 2000. (Filed as Exhibit 3.2 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.3* Specimen Common Stock certificate. (Filed as Exhibit 4.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

4.4* Forcenergy Inc 1999 Stock Plan (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2000 and incorporated herein by reference).

5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

23.1     Consent of Andrews & Kurth  L.L.P.  (included  in the opinion  filed as
         Exhibit 5.1 to this Registration Statement).

23.2     Consent of PriceWaterhouseCoopers LLP.

23.3     Consent of Netherland, Sewell & Associates, Inc.

23.4     Consent of Collarini Engineering Inc.

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*        Incorporated herein by reference.

                                                             EXHIBITS 5.1 & 23.1


                       [Andrews & Kurth L.L.P. Letterhead]

                                 March 16, 2000


    Board of Directors
    Forcenergy Inc
    2730 S.W. 3rd Avenue, Suite 800
    Miami, Florida   33129-2356

    Gentlemen:

     We have acted as counsel to Forcenergy Inc, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering of up to 3,000,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), pursuant to the Forcenergy Inc 1999 Stock Plan (the "Plan").

     In connection herewith, we have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and instruments as we have deemed necessary as a basis for the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

     Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized, and that such Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus without admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ Andrews & Kurth L.L.P.
                                                     Andrews & Kurth L.L.P.

                                                                    EXHIBIT 23.2






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Forcenergy Inc pertaining to the 1999 Stock Plan of our report dated March 21, 1999 relating to the financial statements, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


    PRICEWATERHOUSECOOPERS LLP

    /s/ PriceWaterhouseCoopers L.L.P.

    Miami, Florida
    March 16, 2000

                                                                    EXHIBIT 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


    To the Board of Directors of Forcenergy Inc:

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Forcenergy Inc pertaining to the 1999 Stock Plan of our reports dated March 5, 1999, March 4, 1998, and March 3, 1997, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1999, 1998 and 1997 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: /s/ Danny D. Simmons
                                               ---------------------------------
                                                   Danny D. Simmons
                                                   Senior Vice President
                                                   Houston, Texas
                                                   March 16, 2000



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


                                                                    EXHIBIT 23.4


    March 16, 2000


    To the Board of Directors of Forcenergy Inc:

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Forcenergy Inc pertaining to the 1999 Stock Plan of our reports dated February 26, 1999, February 16, 1998 and February 7, 1997, and our estimates of the net proved natural gas and oil reserves of Forcenergy, as of January 1, 1999, 1998 and 1997, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, included in the Annual Report on form 10-K for the year ended December 31, 1998.


                                             COLLARINI ENGINEERING INC.



                                             By: /c/ Cheryl R. Collarini
                                                 -------------------------------
                                                     Cheryl R. Collarini, P.E.
                                                     President



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